UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
 (Address of principal executive offices) (zip code)

(866) 282-7660
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b)of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2019, Charles Matthews resigned as our Chief Financial Officer. Effective as of August 30, 2019, we have appointed Lynn Tiscareno to serve as our Chief Financial Officer.

Ms. Tiscareno has served as our Controller and Vice President of Finance since June 2019 and previously served as our Controller from July 2015 to June 2018. From July 2018 to June 2019, Ms. Tiscareno served as Controller of Park Place Communities, a national real estate firm based in Phoenix, Arizona. From February 2015 to July 2015, Ms. Tiscareno served as Chief Financial Officer of Spindle, Inc., a provider of software-based commerce solutions for merchants of all sizes. Ms. Tiscareno has over 18 years of accounting experience, including two years spent as a Senior Associate with PricewaterhouseCoopers. Ms. Tiscareno received her undergraduate degree from the WP Carey School of Business at Arizona State University, where she graduated Magna Cum Laude. Ms. Tiscareno also received an MBA from the University of Phoenix. Ms. Tiscareno is a licensed certified public accountant with the State of Arizona.

In connection with her appointment as our Chief Financial Officer, we increased Ms. Tiscareno’s annual salary to $210,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

Dated: August 30, 2019	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer